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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                             ----------------------


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

              June 1, 2000                               1-14559
----------------------------------------    ------------------------------------
 Date of Report (Date of earliest event          (Commission File Number)
                reported)



                             MUSE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)



               Delaware                                   85-0437001
----------------------------------------    ------------------------------------
     (State or other jurisdiction of           (I.R.S. Employer Identification
      incorporation or organization)                        Number)




                                1601 Randolph SE
                          Albuquerque, New Mexico 87106
         --------------------------------------------------------------

               (Address of Principal Executive Offices) (Zip Code)



                                 (505) 843-6873
         --------------------------------------------------------------

              (Registrant's telephone number, including area code)


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Item 5.  Other Events.

      On June 1, 2000, Muse Technologies, Inc. (the "Company"), entered into a Private Equity Line Agreement (the "Equity Line Agreement"), by and between the Company and Kingsbridge Capital Limited, a British Virgin Islands company ("Kingsbridge"). Pursuant to this Equity Line Agreement, the Company has the ability to sell to Kingsbridge, and subject to certain limitations based on market price and trading volume of the Company's common stock, Kingsbridge is obligated to purchase, up to $18,000,000 of the Company's common stock. The price per share will be determined by applying a 10-12% discount to the average of the lowest intra-day trading prices of the Company's common stock for the five trading day period commencing two trading days prior, and ending two trading days after, a put notice is given to Kingsbridge. The lowest intraday trading prices do not include trades below 1,000 shares. The applicable discount will be 10% if the market price (as determined in the Equity Line Agreement) of the Company's common stock is $8.00 or above or 12% if below $8.00. The term of the Equity Line Agreement is two years from the effective date of a registration statement covering resales of securities purchased by Kingsbridge. The Company is obligated to sell to Kingsbridge at least $7,500,000 of its common stock during the term of the Equity Line Agreement; provided, however, that such obligation will not be applicable in the event any issuance to Kingsbridge would result in it obtaining in excess of 9.9% of the Company's common stock.

      The Company also issued to Kingsbridge a warrant ("Warrant") to purchase 200,000 shares of common stock at an exercise price of $3.76 per share in connection with the Equity Line Agreement. The Warrant is not exercisable until November 28, 2000 and will expire on November 27, 2004. The shares underlying the Warrant are also required be registered. The Warrant also contains certain anti-dilution protections.

      In the event the registration statement covering the Equity Line Agreement is not declared effective by September 28, 2000, Kingsbridge may cancel the Equity Line Agreement whereupon the Company will be required to pay Kingsbridge $75,000. Additionally, if the effectiveness of the registration statement is suspended or revoked or if the Company does not sell at least $7,500,000 of its common stock to Kingsbridge during the term of the Equity Line Agreement, then the Company will be subject to certain liquidated damages as set forth in the Equity Line Agreement.

      In connection with the Equity Line Agreement, the Company has agreed to pay certain fees of Kingsbridge's counsel up to $32,500 and will be obligated to pay Ladenburg Thalmann & Co., Inc., a finders fee of 4% of the proceeds received upon the sale of common stock to Kingsbridge.

Item 7.  Financial Statements, Pro Forma Information And Exhibits.

      (a) and (b) Not applicable.

      (c)   Exhibit 1 - Press Release dated June 6, 2000.



                                       2
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            Exhibit 2 - Private Equity Line Agreement dated as of June 1, 2000.

            Exhibit 3 - Registration Rights Agreement dated as of June 1, 2000.

            Exhibit 4 - Escrow Agreement dated as of June 1, 2000.

            Exhibit 5 - Warrant dated as of June 1, 2000.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2000                 MUSE TECHNOLOGIES, INC.



                                   By: /s/ Brian R. Clark
                                      ------------------------------------
                                           Brian R. Clark
                                           President and Chief Financial Officer